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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                 Date of Earliest event reported: July 12, 1999
                        Date of Report: February 4, 2000

                               Olsten Corporation
               (Exact name of registrant as specified in charter)

Delaware                                 1-8279                 13-2610512
(State or other                     (Commission File         (I.R.S. Employer
jurisdiction of incorporation)           Number)            Identification No.)


175 Broad Hollow Road, Melville, NY                                11747
(Address of principal executive offices)                         (Zip Code)

                                 (631) 844-7800
              (Registrant's telephone number, including area code)


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ITEM 5:  OTHER EVENTS

     Olsten Corporation ("Olsten"), which anticipates completing in the next several weeks the proposed merger of its staffing and information technology businesses with Adecco SA ("Adecco") and the split-off of its health services subsidiary, Gentiva Health Services, Inc., is engaged in negotiations with certain of Olsten's staffing franchisees who have initiated litigation or threatened litigation against Olsten, in an attempt to resolve those franchisees' pending and/or threatened claims.

     In the second half of 1999 and early this year, Olsten staffing franchisees located in or near Chicago, Baton Rouge, Wichita, San Antonio and Cincinnati filed lawsuits against Olsten alleging various claims, including breach of contract, violation of consumer protection statutes and economic duress, in connection with their respective Olsten staffing franchises (the "Pending Franchise Lawsuits"). The plaintiffs in the Pending Franchise Lawsuits seek rescission of their respective Olsten franchise/license agreements; compensatory damages (totaling, for those plaintiffs who have specified damages, not less than $8.1 million in the aggregate); punitive damages, attorneys' fees and costs. Certain of the Pending Franchise Lawsuits have been stayed to allow the parties to proceed to arbitration.

     In late 1999, another Olsten staffing franchisee, Robert Riedinger, who is the cousin of Olsten Chairman Stuart Olsten and a trustee of certain trusts for the benefit of Mr. Olsten and his sister, Cheryl Olsten, notified Olsten and Adecco that he is considering filing against them several claims, including breach of contract, unfair competition, unfair business practices, securities fraud and common law fraud, arising out of the sale and/or operation of Olsten staffing franchises located in Georgia, North Carolina and Missouri, respectively (the "Riedinger Franchise Claims"). Mr. Riedinger has notified Olsten and Adecco that he believes the aggregate damages to which he would be entitled if he prevailed upon his claims totals approximately $29.3 million.

     Although Olsten and Adecco are presently exploring with the Olsten franchisees the possibility of reaching a negotiated resolution of the Pending Franchise Lawsuits and the Riedinger Franchise Claims, should such efforts prove unsuccessful, Olsten intends to vigorously defend the franchisees' claims. Adecco has advised Olsten that itcurrently has conditional agreements to acquire two of the franchises after the merger, and is in discussions with others; the agreements provide for a release of the franchisees' claims described above. There is no assurance the agreements will be consummated or that negotiaitions will be successful. A finding of liability on the part of Olsten in connection with the Pending Franchise Lawsuits and the Riedinger Franchise Claims could have a material adverse effect upon the results of operation and financial condition of Olsten.


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     Pursuant to the requirements of the Securities Exchange Act of 1934, Olsten
Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        OLSTEN CORPORATION



                                     By: /s/ Laurin L. Laderante
                                        ---------------------------------------
                                        Name:  Laurin L. Laderante
                                        Title: Vice President


Dated: February 4, 2000